UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT to SECTION 13 or 15(d) of the

SECURITIES EXCHANGE ACT of 1934

Date of Report (Date of earliest event reported): December 20, 2012

Applied Micro Circuits Corporation

(Exact name of registrant as specified in its charter)

000-23193

(Commission File Number)

Delaware	94-2586591
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive

Sunnyvale, California 94089

(Address of principal executive offices, with zip code)

(408) 542-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2012, Applied Micro Circuits Corporation (“the Company”) and each of Veloce Technologies LLC, the Company’s wholly-owned subsidiary and successor to Veloce Technologies, Inc. (“Veloce”), the Stockholders’ Representative under that certain Agreement and Plan of Merger dated May 17, 2009, by and among the Company, Veloce, the Merger Sub named therein and the Stockholders’ Representative named therein, as amended (the “Merger Agreement”), and former Veloce stockholders constituting holders of greater than 50% of the shares of Veloce capital stock outstanding as of immediately prior to the Effective Time of the Merger (as defined in the Merger Agreement), entered into a letter agreement which clarified and confirmed certain agreements by and among the parties to the Merger Agreement (the “Letter Agreement”). A copy of the Letter Agreement is attached as Exhibit 2.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Letter Agreement dated December 20, 2012, relating to Agreement and Plan of Merger by and among the Company, Espresso Acquisition Corporation, Veloce Technologies, Inc. and the Stockholders’ Representative named therein, dated May 17, 2009

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements made with respect to the ARM 64-bit server on chip project and employees’ continuing contributions to this project, and the achievement of certain development milestones, which may or may not occur as expected (or at all). Statements included in this Current Report on Form 8-K are based upon information known to the Company as of the date of this Current Report on Form 8-K. Although the Company believes the statements contained herein to be accurate as of the date they were made, it can give no assurance that such expectations will prove to be correct. The Company does not undertake any obligation to publicly revise or update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: December 21, 2012	By:	/S/ L. WILLIAM CARACCIO
L. William Caraccio
Vice President and General Counsel

Exhibit Index

2.1	Letter Agreement dated December 20, 2012, relating to Agreement and Plan of Merger by and among the Company, Espresso Acquisition Corporation, Veloce Technologies, Inc. and the Stockholders’ Representative named therein, dated May 17, 2009